Exhibit 23.2






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                                                                    EXHIBIT 23.2

                        Independent Accountants' Consent


The Board of Directors
Sound Federal Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Sound Federal Bancorp, Inc. filed with respect to the Sound Federal Savings and Loan Association 401(k) Savings Plan in RSI Retirement Trust, of our report dated April 30, 2002 (except for Note 1, which is as of June 13, 2002) on the consolidated balance sheets of Sound Federal Bancorp and subsidiary as of March 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2002, which report appears in the March 31, 2002 Annual Report on Form 10-K of Sound Federal Bancorp and refers to a change in accounting for goodwill.


                                                 /s/ KPMG LLP


New York, New York
April 18, 2003